SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2006, Moog Inc. (the "Company") amended its existing credit facility by entering into the Second Amended And Restated Loan Agreement dated as of October 25, 2006 by and among the Company, the lenders party thereto (the "Lenders"), HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturers and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent (the "Loan Agreement").  Pursuant to the Loan Agreement, which matures on October 25, 2011, the Company's revolving credit facility was increased from $315 million to $600 million.  At the option of the Company, the outstanding loans under the Loan Agreement bear interest at (i) LIBOR plus between 0.75% and 1.5% or (ii) the prime rate.  The applicable interest rate is based upon the Company's ratio of total consolidated indebtedness to total consolidated earnings before interest taxes, depreciation and amortization (the "Leverage Ratio").  In addition, the Company is required to pay a commitment fee of between 0.175% and 0.35% on the unused portion of the Loan Agreement borrowing availability, also based on the Company's Leverage Ratio.  The Company may allocate up to $75 million of its availability under the Loan Agreement for the issuance of letters of credit and $75 million may be designated for borrowing in certain foreign currencies.  The Company's obligations under the Loan Agreement are jointly and severally guaranteed by certain of the Company's U.S. subsidiaries.  In the event of voluntary or involuntary bankruptcy of the Company (each an "Event of Default" as defined in the Credit Agreement), all unpaid principal and any other amounts then due under the Loan Agreement automatically becomes due and payable.  Several other Events of Default, including failure to make payments as they become due, give the Administrative Agent or the Required Lenders (as defined in the Loan Agreement) the option to declare all unpaid principal and any other amounts then due immediately due and payable.   A copy of the Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On October 26, 2006, the Company issued a press release announcing the closing of the Loan Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

10.1

Second Amended and Restated Loan Agreement dated as of October 25, 2006 among Moog Inc., the Lenders party thereto, HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturers and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent.

99.1

Press release dated October 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                MOOG INC.

Dated:  October 27, 2006                                                                    By:         /s/ Donald R. Fishback
                                                                                                               Name:   Donald R. Fishback
                                                                                                                              Controller

EXHIBIT INDEX

Exhibit

Description

10.1

Second Amended and Restated Loan Agreement dated as of October 25, 2006 among Moog Inc., the Lenders party thereto, HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturers and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent.

99.1

Press release dated October 26, 2006